[KPMG LLP Letterhead]



                        Independent Accountant's Consent



The Board of Directors
Fidelity Bancorp, Inc.


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan filed January 25, 1999 (Registration Statement No. 333-71145), the 1997 Employee Stock Compensation Program filed March 12, 1998 (Registration Statement No. 333-47841), the 1993 Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan filed May 2, 1997 (Registration Statement No. 333-26383), the 2000 Stock Compensation Plan filed January 19, 2001 (Registration Statement No. 333-53934), and the 2001 Stock Compensation Plan filed on January 29, 2002 (Registration Statement No. 333-81572) of our report dated November 8, 2002 relating to the consolidated statements of financial condition of Fidelity Bancorp, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2002 which report appears in the September 30, 2002 annual report to shareholders and incorporated by reference in Form 10-K of Fidelity Bancorp, Inc.

                                                   /s/KPMG LLP
                                                   -----------------------------
                                                   KPMG LLP

Pittsburgh, Pennsylvania
December 26, 2002